SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            Form 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (date of earliest event reported) November 4, 1997


                     CINCINNATI MILACRON INC.
(Exact name of registrant as specified in charter)



       Delaware               1-8475               31-1062125
(State or other          (Commission File        (I.R.S. Employer
jurisdiction of           Number)                 Identification
incorporation)                                    No.)



  4701 Marburg Avenue, Cincinnati, Ohio               45209
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (513) 841-8100


                              NONE
  (Former name or former address, if changed since last report)
Item 8.   Change in Fiscal Year

          The Board of Directors of Cincinnati Milacron Inc. determined at its November 4, 1997 meeting that the Company's fiscal year will be changed from a 52 week, 13 period, fiscal year to a calendar fiscal year. The change will be effective in fiscal year 1998. The 1998 fiscal year shall begin December 28, 1997 and end December 31, 1998. The four additional calendar days in fiscal year 1998 will be reported in the Company's 10-Q for the quarter ended March 31, 1998.

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CINCINNATI MILACRON INC.



Date:  November 17, 1997      By: /s/ Ronald D. Brown
Ronald D. Brown
                                   Vice President-Finance and
                                   Administration and Chief
                                   Financial Officer